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                                                   As amended September 3, 1987,
                                                                October 29, 1987
                                                               and March 7, 1990


                          ADDISON CAPITAL SHARES, INC.

                                     BY-LAWS


                                    ARTICLE I

                                  STOCKHOLDERS


                      ARTICLE I.1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the corporation in Baltimore, Maryland, except that the Board of Directors may fix a different place of meeting within the United States which shall be specified in each notice of the meeting.

                      ARTICLE I.2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall not be required to be held in any year in which stockholders are not required to elect directors under the Investment Company Act of 1940 (the "1940 Act"). If the Corporation is required by the 1940 Act to hold a meeting to elect directors, the meeting shall be designated as the Annual Meeting of stockholders for that year and shall be held within 120 days after the occurrence of an event requiring the election of directors. The Board of Directors may, in its discretion, hold a meeting to be designated as the Annual Meeting of stockholders on a date within the thirty-one day period, October 16 through November 15, in any year where an election of directors by stockholders is not required under the 1940 Act. The date of an Annual Meeting shall be set by appropriate resolution of the Board of Directors, and stockholders shall vote on the election of directors and transact any other business as may be properly brought before the Annual Meeting.

                      ARTICLE I.3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or the President or a majority of the Board of Directors. Special meetings of the stockholders shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat; provided that such request shall state the purpose or purposes of the proposed meeting and the matters to be acted upon, and the stockholders requesting such meeting shall have paid the Corporation its reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. Unless requested by stockholders entitled to cast a majority of all the votes entitled

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to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

                      ARTICLE I.4. Notice of Meeting of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

                      No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

                      ARTICLE I.5. Closing of Transfer Books; Record Dates. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

                      ARTICLE I.6. Quorum; Adjournment of Meetings. The presence in person or by proxy of the holders of record of one third of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. This ARTICLE I.6 may be altered, amended, or repealed only upon the affirmative vote of the holders of the majority of the aggregate of the votes entitled to be cast thereon.

                      ARTICLE I.7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock

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standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

                      All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

                      At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

                      The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

                      ARTICLE I.8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he shall not be present, by the President or a Vice President, or if neither of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

                      ARTICLE I.9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in ARTICLE I.7, in which event such inspectors of election shall decide all such questions.

                      ARTICLE I.10. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consents are filed with the records of stockholders' meetings.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

                      ARTICLE II.1. Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed under the direction of a Board of Directors consisting of three Directors, which number may be increased as provided in ARTICLE II.3. Each Director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election and until his successor is duly elected and qualifies. Directors need not be stockholders.

                      ARTICLE II.2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal, or other cause, a majority of the remaining Directors, although such majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of the stockholders of the Corporation and until his successor is duly elected and qualifies, unless in the case of removal of a Director the stockholders shall have filled the vacancy caused by such removal, as provided in ARTICLE II.15 hereof.

                      ARTICLE II.3. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding thirteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting and until their successors are duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.

                      ARTICLE II.4. Election of Entire New Board. If at any time after the first annual meeting of stockholders of the Corporation a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a special meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors. This ARTICLE II.4 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

                      ARTICLE II.5. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.


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                      ARTICLE II.6. Regular Meetings. Regular meetings of the
Board of Directors shall be held at such time and on such notice, if any, as the Board of Directors may from time to time determine. No notice of any regular meeting need be in writing.

                      The annual meeting of the Board of Directors shall be held as soon as possible after the annual meeting of the stockholders for the election of Directors.

                      ARTICLE II.7. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of such meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                      ARTICLE II.8. Telephone Meetings. Members of the Board of Directors or any committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

                      ARTICLE II.9. Quorum. One-third of the Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these By-Laws or any contract or agreement to which the Corporation is a party.

                      ARTICLE II.10. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), except as provided by law or by any contract or agreement to which the Corporation is a party, and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers, to dissolve or change the permanent membership of the Executive Committee, or to make or amend the By-Laws of the Corporation. The Executive Committee

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may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                      ARTICLE II.11. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

                      ARTICLE II.12. Action Without Meeting. Any action to be taken by the Board of Directors, the Executive Committee, or any other committee of the Board may be taken without a meeting if all the members thereof consent to the action in writing and the consents are filed with the minutes of the Board, the Executive Committee, or such other committee, as the case may be.

                      ARTICLE II.13. Compensation of Directors. No Directors shall receive any stated salary or fees from the Corporation for his services as a Director if he is, other than by being a Director, affiliated (as such term is defined by the Investment Company Act of 1940) with the Corporation, its investment adviser, or its principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

                      ARTICLE II.14. Removal of Directors. At any stockholders' meeting at which a quorum is present, the stockholders of the Corporation may remove any Director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of Directors, and at the same meeting the stockholders may by like vote elect a qualified person as Director to replace the Director so removed.

                                   ARTICLE III

                                    OFFICERS

                      ARTICLE III.1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint

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Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

                      ARTICLE III.2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified; provided, however, that any officer may be removed from office at any time, with or without cause, by vote of a majority of the entire Board of Directors.

                      ARTICLE III.3. Powers and Duties. The Chairman of the Board of Directors shall, if present, preside at all meetings of the Board of Directors and at all meetings of stockholders. He shall also be a member of and Chairman of any Executive Committee or Investment Committee. The President shall be the chief executive officer. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                      ARTICLE III.4. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the federal Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE IV

                                  CAPITAL STOCK

                      ARTICLE IV.1. Certificates of Stock. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. No certificates shall be valid unless it is signed by the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal or unless it bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificates may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.


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                      ARTICLE IV.2. Transfer of Shares. Shares of the
Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his duly authorized attorney or legal representative, (i) if a certificate or certificates have been issued for such shares upon surrender and cancellation of certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors.

                      ARTICLE IV.3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation in Baltimore, Maryland, or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

                      ARTICLE IV.4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V

                                 CORPORATE SEAL

                      The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


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                                   ARTICLE VI

                                   FISCAL YEAR

                      The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE VII

                              CUSTODY OF SECURITIES

                      ARTICLE VII.1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

                      ARTICLE VII.2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                      ARTICLE VII.3. Other Arrangements. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                      ARTICLE VIII.1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify its present and past Directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the maximum extent provided and allowed by Md. Corp. and Assigns.
Code 2-418, as amended from time to time.


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                      ARTICLE VIII.2.  Limitations of Indemnification.

                      (a) Notwithstanding anything herein to the contrary, no Director, officer, investment adviser, or principal underwriter of the Corporation shall be indemnified for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or in performance of it contract. Subject to the limitation of any applicable law, the determination of whether or not there has been such disabling conduct may be determined by (1) a final decision on the merits by a court or other body before whom the proceeding was brought that such person to be indemnified was not liable by reason of such disabling conduct, or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that such person to be indemnified was not liable by reason of such disabling conduct, by (i) the vote of a majority of a quorum of directors which are neither "interested persons", as defined in the Investment Company Act of 1940 ("disinterested directors") nor parties to the proceeding, or (ii) whether or not such quorum is obtainable, if a majority of a quorum of disinterested directors so directs, by an independent legal counsel in a written opinion.

                      (b) Notwithstanding anything herein to the contrary, no expenses (including attorneys' fees) incurred by the Corporation's Directors and officers in any pending proceeding shall be paid by the Corporation in advance unless such person to be indemnified, or someone on his behalf, undertakes to repay the advance unless it is ultimately determined that he is entitled to indemnification and (1) such person provides security for his undertaking, (2) the Corporation is insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested directors who are not parties to the proceeding, or an independent legal counsel (chosen by a majority of a quorum of disinterested directors) in a written opinion, shall determine, based upon a review of readily available facts, that there is reason to believe that such person will ultimately be entitled to indemnification.

                                   ARTICLE IX

                             INVESTMENT LIMITATIONS

                      The Corporation may not:

                      (a) Borrow money, except for temporary purposes in an aggregate amount not to exceed 5% of the value of the total assets of the Corporation at the time of borrowing;

                      (b) Mortgage, pledge or hypothecate any of its assets, except to the extent necessary to secure borrowings permitted by subparagraph
(a), provided that the deposit in escrow of underlying securities in connection with the writing of call options is not deemed to be a pledge;


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                      (c)  Purchase securities on "margin";

                      (d) Invest more than 5% of its total assets (taken at market value) in the securities of any one issuer, other than the U.S. Government or its agencies and instrumentalities;

                      (e) Purchase more than 10% of the voting securities or more than 10% of all the securities of any one issuer, or invest to control or manage any company;

                      (f) Invest more than 25% of the total assets of the Corporation (taken at market value) in securities of issuers in any one industry;

                      (g) Purchase securities issued by any other investment company, except in connection with a merger, consolidation, acquisition or reorganization or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than a customary brokerage commission, is involved and only if immediately thereafter not more than 10% of the Corporation's total assets (taken at market value) would be invested in such securities;

                      (h) Purchase or sell any commodity or commodity future contracts, or interests in oil and gas or other mineral exploration or development programs; except that the Fund may invest in so-called master limited partnerships which have oil and gas interests so long as such partnerships are listed on the New York Stock Exchange or the American Stock Exchange or are included in the National Association of Securities Dealers, Inc. national market system.

                      (i) Underwrite the securities of other issuers, except that the Corporation may invest in securities that are not readily marketable without registration under the Securities Act of 1933 if immediately after the making of such investment not more than 5% of the value of its total assets (taken at cost) would be so invested;

                      (j) Invest more than 5% of its total assets (taken at market value) in securities of companies which, including their predecessors, have been in operation for less than three years or in equity securities which are not readily marketable;

                      (k) Make loans, except loans of portfolio securities and except to the extent that the purchase of a portion of an issue of publicly distributed notes, bonds or debt obligations, or the entry into repurchase agreements, or deposits may be considered loans;

                      (l) Write or purchase put, call, straddle or spread options except that the Corporation may sell covered call options with respect to its portfolio securities listed on a national securities exchange or quoted on NASDAQ and enter into closing purchase transactions with respect to call options so listed or quoted; or


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                      (m) Purchase or sell real estate, provided that the
Corporation may invest in readily marketable securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

                      (n) Purchase or retain the securities of any issuer if the officers or directors of the Fund, its investment advisers, or other managers owning beneficially more than one-half of one percent of such outstanding securities together own beneficially more than five percent of such outstanding securities.

                      If a percentage restriction described above is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in values of portfolio securities or in the amount of net assets of the Corporation will not be considered a violation of any of those restrictions.

                                    ARTICLE X

                                   AMENDMENTS

                      ARTICLE X.1. General. Except as provided in ARTICLE X.2 hereof, all By- Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

                      (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

                      (b) the entire Board of Directors at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

                      ARTICLE X.2. Amendment by Stockholders Only.

                      (a) No amendment of any Article of these By-Laws shall be made except by the stockholders of the Corporation, if the By Laws provide that such Article shall not be amended, altered or repealed except by the stockholders

                      (b) From and after the issue of any shares of the capital stock of the Corporation, no amendment of this Article X or of Article IX shall be made except by the stockholders of the Corporation.


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